UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2015

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Advisory Agreement and Limited Partnership Agreement

On November 5, 2015, American Realty Capital New York City REIT, Inc. (the “Company”) entered into the First Amendment to the Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) among the Company, New York City Operating Partnership L.P. (the “OP”) and New York City Advisors, LLC (the “Advisor”). The Advisory Agreement Amendment provides that from October 1, 2015, the Company will pay an asset management fee to the Advisor in lieu of an asset management subordinated participation, payable in cash, shares or a combination of both. Concurrently, the Company made conforming amendments to the limited partnership agreement of the OP (the “OP Agreement Amendment”). The Advisory Agreement Amendment and the OP Agreement Amendment were unanimously approved by the Company’s conflicts committee.

The descriptions of the Advisory Agreement Amendment and the OP Agreement Amendment in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Advisory Agreement Amendment and OP Agreement Amendment, respectively. The Company will file the Advisory Agreement Amendment and the OP Agreement Amendment with the Securities and Exchange Commission as exhibits to its next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2015	American Realty Capital New York City REIT, Inc.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer, President and Secretary